Exhibit 21



                       SUBSIDIARIES OF KEEBLER CORPORATION


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COMPANY                                                   STATE OF
                                                          INCORPORATION

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Wholly-owned subsidiaries of Keebler
Corporation
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1.    Keebler Leasing Corp.                               Delaware
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2.    Keebler Biscuit Company                             Delaware
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3.    Shaffer, Clarke & Co., Inc.                         Delaware
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4.    Johnston's Ready-Crust Company                      Delaware
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5.    Emerald Industries, Inc.                            Delaware
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6.    Athens Packaging, Inc.                              Georgia
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7.    Bake-Line Products, Inc.                            Illinois
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8.    Sunshine Biscuits, Inc.                             Delaware
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Wholly-owned subsidiaries of Keebler
Biscuit Company
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1.    Steamboat Corporation                               Georgia
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2.    Illinois Baking Corporation                         Delaware
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3.    Keebler Cookie and Cracker Company                  Nevada
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4.    Hollow Tree Company                                 Delaware
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5.    Keebler Company/Puerto Rico, Inc.                   Delaware
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6.    Keebler H.C., Inc.                                  Illinois
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7.    Keebler-Georgia, Inc.                               Georgia
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8.    Keebler Foreign Sales Corporation                   Virgin Islands
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Not for profit corporations of which
Keebler Biscuit Company is the sole
member:(1)

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1.    Keebler International Prep Track &                  Illinois
      Field Invitational Foundation
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2.    Keebler Company Foundation                          Illinois
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(1)   Illinois Not For Profit Corporation Act Section 106.05 prohibits not for profit corporations from having or issuing stock.